Almost Family Reports First Quarter 2016 Results

May 4, 2016

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	May 4, 2016

Almost Family Reports First Quarter 2016 Results

Louisville, KY, May 4, 2016 –  Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the quarter ended April 1, 2016.

First Quarter Highlights:

•	Record Net service revenues of approximately $153.7 million with record revenues in all three segments
•

Adjusted earnings from home health operations(1) of $6.0 million, $0.59 per diluted share versus $0.51 in the first quarter of 2015 an increase of 16% despite an 8% increase in diluted shares outstanding

•	Adjusted EBITDA from home health operations(1) of $13.2 million
•	GAAP Net income, including deal and transition costs, attributable to Almost Family, Inc. of $3.9 million, $0.38 per diluted share versus $0.46 in the first quarter of 2015
•	Healthcare Innovations segment performed nearly 16,000 in home assessments and has nearly 122,000 ACO beneficiaries through 15 Accountable Care Organizations under contract
•	Operating cash flow of $5.6 million

(1)See Non-GAAP Financial Measures starting on page 8

Management Comments

William Yarmuth, Chairman and Chief Executive Officer, commented:  “As we continue through the integration process of a very prolific acquisition pace in late 2015 and early 2016 we are very pleased with the overall performance of our business and the execution of our strategic development and growth plans.  We are happy to be reporting record revenues in all three of our business segments and we’re extremely excited and optimistic about our prospects for future growth.”

Almost Family Reports First Quarter 2016 Results

May 4, 2016

Steve Guenthner, President added:  “During this period of relative regulatory stability we have been, and are, able to make key investments in all our segments for growth, innovation and improvement in patient care.  Both our access to capital and the M&A environment remain positive and we are continuing to work diligently to find, make and carefully integrate acquisitions that meet our stringent investment criteria.”

Yarmuth concluded:  “Once again, we welcome the newest members of our growing family of healthcare providers joining us with the LTS and Bayonne VNA acquisitions completed during the quarter.  We also thank our over 13,000 dedicated employees for their unwavering commitment and intense focus on providing high quality patient care, particularly those dealing with transition and integration of recent acquisitions.”

First Quarter Financial Results

VN segment net revenues increased $10.1 million to a record $109.6 million from $99.5 million in the prior year and total Medicare admissions grew by 6% to 25,205 from 23,722 primarily due to home health agencies acquired in late 2015 and early 2016.  VN segment contribution increased $2.6 million, or 20.8%, to $15.0 million, from $12.4 million in the prior year period.  Contribution margin as a percentage of revenue thus increased to 13.7% from 12.5%.  On a same-store basis, Medicare admissions outside of Florida grew organically by 2.5%.  Within Florida, same store Medicare admissions in Florida in the first quarter of 2016 were 7.2% below the first quarter of 2015 which was was the Company’s all-time high-water mark for Florida Medicare admissions. Florida Medicare admissions in the first quarter of 2016 were 7.1% higher than the fourth quarter of 2015.  Florida accounted for approximately one-fourth of the Company’s Medicare admissions in the first quarter of 2016.

PC segment net revenues increased $10.9 million or 38.0% to a record $39.7 million in 2016 from $28.8 million in 2015 primarily due to acquisitions.  PC segment contribution increased 29.0% or $0.8 million as compared to the same period of last year.

Healthcare Innovations (HCI) segment net revenues increased $4.3 million to a record $4.4 million, in 2016 from $0.1 million in 2015, as acquired LTS and Ingenios revenues were $4.2 million.  The first quarter of the year has historically been seasonally lower than the other three quarters in these assessment businesses.  LTS was acquired in January 2016 and Ingenios was acquired in July 2015.  The Company continues to expect the HCI segment to be profitable for 2016.

Corporate expenses as a percentage of revenue declined to 5.0%, from 5.4% in the prior year period, while deal, transition and other costs grew to $2.6 million for 2016, primarily as a result of costs related to 2016 and 2015 acquisitions.  Borrowings related to acquisition activity in late 2015 and early 2016 also increased interest expense to $1.3 million, from $0.4 million in the prior year period.

Net cash from operating activities of $5.6 million was generated in the first quarter of 2016.  Home Health accounts receivable days sales outstanding were 56 at the end of the first quarter of 2016 as compared to 62 at the end of the first quarter of 2015.

The effective tax rate for the first quarter of 2016 and 2015 was 40.5%.

Almost Family Reports First Quarter 2016 Results

May 4, 2016

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Almost Family Reports First Quarter 2016 Results

May 4, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(UNAUDITED)

	Three month period ended
	April 1, 2016	April 3, 2015
Net service revenues	$ 153,698	$ 128,399
Cost of service revenues (excluding depreciation & amortization)	82,232	68,327
Gross margin	71,466	60,072
General and administrative expenses:
Salaries and benefits	41,676	36,393
Other	19,445	15,810
Deal and transition costs	2,609	406
Total general and administrative expenses	63,730	52,609
Operating income	7,736	7,463
Interest expense, net	(1,332)	(447)
Income before income taxes	6,404	7,016
Income tax expense	(2,677)	(2,987)
Net income	3,727	4,029
Net loss (income) - noncontrolling interests	190	365
Net income attributable to Almost Family, Inc.	$ 3,917	$ 4,394

Per share amounts-basic:
Average shares outstanding	10,089	9,353

Net income attributable to Almost Family, Inc.	$ 0.39	$ 0.47

Per share amounts-diluted:
Average shares outstanding	10,260	9,521

Net income attributable to Almost Family, Inc.	$ 0.38	$ 0.46

Almost Family Reports First Quarter 2016 Results

May 4, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 1, 2016
	(UNAUDITED)	January 1, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,135	$7,522
Accounts receivable - net	94,008	92,909
Prepaid expenses and other current assets	9,515	9,033
TOTAL CURRENT ASSETS	110,658	109,464
PROPERTY AND EQUIPMENT - NET	10,649	10,000
GOODWILL	315,360	277,061
OTHER INTANGIBLE ASSETS	66,106	64,629
OTHER ASSETS	3,885	3,615
TOTAL ASSETS	$506,658	$464,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,128	$12,297
Accrued other liabilities	43,735	42,524
TOTAL CURRENT LIABILITIES	53,863	54,821

LONG-TERM LIABILITIES:
Revolving credit facility	133,211	113,790
Deferred tax liabilities	15,260	13,094
Seller notes	12,520	6,556
Other liabilities	2,968	2,608
TOTAL LONG-TERM LIABILITIES	163,959	136,048
TOTAL LIABILITIES	217,822	190,869

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	3,639	3,639

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 10,490 and 10,125 issued and outstanding	1,049	1,013
Treasury stock, at cost, 114 and 103 shares	(3,126)	(2,731)
Additional paid-in capital	138,822	127,253
Noncontrolling interest - nonredeemable	(770)	(730)
Retained earnings	149,222	145,456
TOTAL STOCKHOLDERS’ EQUITY	285,197	270,261
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$506,658	$464,769

Almost Family Reports First Quarter 2016 Results

May 4, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	April 1, 2016	April 3, 2015
Cash flows of operating activities:
Net income	$ 3,727	$ 4,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,050	918
Provision for uncollectible accounts	3,845	1,865
Stock-based compensation	717	520
Deferred income taxes	2,166	1,031
	11,505	8,363
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(3,571)	(11,961)
Prepaid expenses and other current assets	(257)	3,653
Other assets	(334)	17
Accounts payable and accrued expenses	(1,735)	(3,853)
Net cash provided by operating activities	5,608	(3,781)

Cash flows of investing activities:
Capital expenditures	(969)	(401)
Cost basis investment	-	(1,000)
Acquisitions, net of cash acquired	(24,229)	(3,000)
Net cash used in investing activities	(25,198)	(4,401)

Cash flows of financing activities:
Credit facility borrowings	78,011	47,813
Credit facility repayments	(58,590)	(39,161)
Debt issuance fees	-	(1,158)
Proceeds from stock option exercises	-	23
Purchase of common stock in connection with share awards	(396)	(276)
Tax impact of share awards	214	88
Payment of special dividend in connection with share awards	-	(50)
Principal payments on notes payable and capital leases	(36)	(23)
Net cash provided by (used in) financing activities	19,203	7,256

Net change in cash and cash equivalents	(387)	(926)
Cash and cash equivalents at beginning of period	7,522	6,886
Cash and cash equivalents at end of period	$ 7,135	$ 5,960

Almost Family Reports First Quarter 2016 Results

May 4, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three months ended
	April 1, 2016		April 3, 2015		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$109,613	73.4%	$99,535	77.6%	$10,078	10.1%
Personal Care	39,693	26.6%	28,761	22.4%	10,932	38.0%
	149,306	100.0%	128,296	100.0%	21,010	16.4%
Operating income before corporate expenses:
Visiting Nurse	14,975	13.7%	12,400	12.5%	2,575	20.8%
Personal Care	3,737	9.4%	2,898	10.1%	839	29.0%
	18,712	12.5%	15,298	11.9%	3,414	22.3%
Healthcare Innovations Operations
Revenue	4,392	100.0%	103	100.0%	4,289	4164.1%
Operating loss before noncontrolling interest	(673)	-15.3%	(517)	-501.9%	(156)	30.2%

Corporate expenses	7,694	5.0%	6,912	5.4%	782	11.3%
Deal, transition and other costs	2,609	1.7%	406	0.3%	2,203	542.6%
Operating income	7,736	5.0%	7,463	5.8%	273	3.7%
Interest expense, net	(1,332)	-0.9%	(447)	-0.3%	(885)	198.0%
Income tax expense	(2,677)	-1.7%	(2,987)	-2.3%	310	-10.4%
Net income	$3,727	2.4%	$4,029	3.1%	$(302)	-7.5%

Adjusted EBITDA from home health operations (1)	$13,151	8.8%	$10,203	8.0%	$2,948	28.9%
Adjusted earnings from home health operations (1)	$6,032	4.0%	$4,825	3.8%	$1,208	25.0%

(1)	See Non-GAAP Financial Measures starting on page 8.

Almost Family Reports First Quarter 2016 Results

May 4, 2016

VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended
	April 1, 2016		April 3, 2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	164		160		4	2.5%

All payors:
Patient months	91,881		80,982		10,899	13.5%
Admissions	28,455		26,279		2,176	8.3%
Billable visits	737,871		642,592		95,279	14.8%

Medicare:
Admissions	25,205	89%	23,722	90%	1,483	6.3%
Revenue (in thousands)	$103,158	94%	$95,122	96%	$8,036	8.4%
Revenue per admission	$4,093		$4,010		$83	2.1%
Billable visits	652,118	88%	584,438	91%	67,680	11.6%
Recertifications	12,273		11,927		346	2.9%
Payor mix % of Admissions
Traditional Medicare Episodic	82.0%		84.1%		-2.1%
Replacement Plans Paid Episodically	4.6%		4.0%		0.6%
Replacement Plans Paid Per Visit	13.4%		11.9%		1.5%

Non-Medicare:
Admissions	3,250	11%	2,557	10%	693	27.1%
Revenue (in thousands)	$6,455	6%	$4,413	4%	$2,042	46.3%
Revenue per admission	$1,986		$1,726		$260	15.1%
Billable visits	85,753	12%	58,154	9%	27,599	47.5%
Recertifications	1,131		427		704	164.9%
Payor mix % of Admissions
Medicaid & other governmental	32.6%		30.8%		1.8%
Private payors	67.4%		69.2%		-1.8%

PERSONAL CARE SEGMENT OPERATING METRICS

	Three months ended
	April 1, 2016	April 3, 2015	Change
	Amount	Amount	Amount	%
Average number of locations	71	61	10	16.4%

Admissions	2,446	1,427	1,019	71.4%
Patient months of care	39,060	22,766	16,294	71.6%
Billable hours	1,821,539	1,286,884	534,655	41.5%
Revenue per billable hour	$21.79	$22.35	$(0.56)	-2.5%

Almost Family Reports First Quarter 2016 Results

May 4, 2016

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three months ended
	April 1, 2016	April 3, 2015	Change
	Amount	Amount	Amount	%
In-home Assessments	15,575	-	15,575	NM

Medicare ACO enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%
Assets	61,768	9,820	51,948	NM
Liabilities	5,695	246	5,449	NM
Non-controlling interest - redeemable	3,639	3,639	-	0.0%
Non-controlling interest - nonredeemable	(151)	(199)	48	-24.1%

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Earnings from Home Health Operations

Adjusted earnings from home health operations is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted earnings from home health operations provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing home health operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted earnings from home health operations:

Almost Family Reports First Quarter 2016 Results

May 4, 2016

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EARNINGS

FROM HOME HEALTH OPERATIONS

(In thousands)

	Three month period ended
(in thousands)	April 1, 2016	April 3, 2015
Net income attributable to Almost Family, Inc.	$3,917	$4,394

Addbacks:
Deal, transition and other, net of tax	1,552	242
Adjusted earnings	5,469	4,636
Healthcare Innovations operating loss after NCI, net of tax	563	189
Adjusted earnings from home health operations	$6,032	$4,825

Per share amounts-diluted:
Average shares outstanding	10,260	9,521

Net income attributable to Almost Family, Inc.	$0.38	$0.46

Addbacks:
Deal, transition and other, net of tax	0.15	0.03
Adjusted earnings	0.53	0.49
Healthcare Innovations operating loss after NCI, net of tax	0.05	0.02
Adjusted earnings from home health operations	$0.59	$0.51

Almost Family Reports First Quarter 2016 Results

May 4, 2016

Adjusted EBITDA from Home Health Operations

Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other and Healthcare Innovations operating loss (Adjusted EBTIDA from Home Health Operations) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA from Home Health Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA from Home Health Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

FROM HOME HEALTH OPERATIONS

(In thousands)

	Three month period ended
(in thousands)	April 1, 2016	April 3, 2015
Net income	$3,917	$4,394
Add back:
Interest expense	1,332	447
Income tax expense	2,677	2,987
Depreciation and amortization	985	831
Stock-based compensation from home health operations	717	520
Deal and transition costs	2,609	406
Adjusted EBITDA	12,237	9,585
Healthcare Innovations operating loss	914	618
Adjusted EBITDA from home health operations	$13,151	$10,203

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, New York, Connecticut, Kentucky, New Jersey, Massachusetts, Georgia, Pennsylvania, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 230 branch locations in fifteen U.S. states.

Almost Family Reports First Quarter 2016 Results

May 4, 2016

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the fiscal year ended January 1, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” With regard to the Company’s investment in development-stage enterprises in its Healthcare Innovations segment, there can be no assurance that its operational and developmental objectives will be realized or that the Company’s investments will result in future returns.  The Company undertakes no obligation to update or revise its forward-looking statements.